Exhibit 3.46

DANAHER MOTION LLC

SECOND AMENDMENT

TO

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

THIS SECOND AMENDMENT TO THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Amendment") of Danaher Motion LLC (the "Company") dated as of January 3, 2007 (the "Effective Date") is made by Joslyn Holding Company, a Delaware corporation ("Joslyn Holding"), the sole member of the Company and Joslyn Nova Scotia Unlimited Liability Company, a Nova Scotia unlimited liability company ("Joslyn Nova Scotia"). This Agreement shall be effective as of the Effective Date.

WHEREAS, the Company exists under the laws of the State of Delaware and under the provisions of a Certificate of Formation dated August 23, 2000, which was accepted for filing by the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on August 23, 2000 and amended pursuant to the Certificate of Amendment to Certificate of Formation dated February 10, 2003, which was accepted for filing by the Delaware Secretary of State on February 12, 2003 (as amended, the "Certificate") and by an Operating Agreement dated August 23, 2000, and amended pursuant to the First Amendment to Operating Agreement dated December 30, 2006 (as amended, the "Operating Agreement"); and

WHEREAS, effective January 3, 2007, the directors of Joslyn Holding sold all of its rights, title and interest in the membership interests of the Company to Joslyn Nova Scotia (leaving Joslyn Holding with no ownership interest in the Company); and

WHEREAS, Joslyn Holding desires to amend the terms and conditions of the Operating Agreement to reflect the sale of all of its membership interests to Joslyn Nova Scotia.

NOW THEREFORE, in consideration of the foregoing and the mutual promises of the parties hereto and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Joslyn Holding and Joslyn Nova Scotia agree as follows:

1.            Joslyn Holding hereby acknowledges that its directors assigned, set over and transferred to Joslyn Nova Scotia, all of Joslyn Holding's rights, title and interest to membership interests in the Company, as of the Effective Date, thereby divesting Joslyn Holding of all of its right, title and interest in the Company, and acknowledges that from and after the Effective Date it shall no longer be a party to the Operating Agreement; and

2.            Joslyn Nova Scotia hereby acknowledges its acceptance of the foregoing assignment of membership interests and agrees to be bound by the terms and conditions of the Operating Agreement and acknowledges that as of the Effective Date, it is the sole member of the Company; and

3.            Except as hereby amended, the terms and conditions of the Operating Agreement shall continue in full force and effect and any reference to the Operating Agreement from and after the Effective Date shall mean the Operating Agreement as amended by this Amendment and any reference to the sole member of the Company from and after the Effective Date shall refer to Joslyn Nova Scotia.

IN WITNESS WHEREOF, Joslyn Holding, as the assignor of membership interests and Joslyn Nova Scotia, as the assignee of membership interests, have executed this Amendment to the Operating Agreement of the Company, effective as of the Effective Date.

JOSLYN HOLDING COMPANY

By:	/s/ James H. Ditkoff
James H. Ditkoff, Vice President

JOSLYN NOVA SCOTIA UNLIMITED LIABILITY COMPANY

By:	/s/ James H. Ditkoff
James H. Ditkoff, President

ASSIGNMENT OF LIMITED LIABILITY COMPANY INTERESTS

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Joslyn Holding Company (the "Assignor") hereby assigns, sets over and transfers to Joslyn Nova Scotia Unlimited Liability Company (the "Assignee"), effective as of January 3, 2007, all of its rights, title and interest to all of the outstanding membership interests (the "Membership Interests") of Danaher Motion LLC, a Delaware limited liability company (the "Limited Liability Company"), divesting the Assignor of all of its rights, title and interest in the Membership Interests.

The Assignor further agrees to execute any amendments to the Certificate of Formation of the Limited Liability Company (the "Certificate"), the Operating Agreement (the "Operating Agreement") or any other document, instrument, or certificate necessary to effectuate this assignment of the Membership Interests.

The Assignee accepts the assignment of the Membership Interests and agrees to be bound by the terms and conditions of the Certificate and the Operating Agreement, as amended, of the Limited Liability Company.

Dated this 3rd day of January, 2007.

ASSIGNOR:
JOSLYN HOLDING COMPANY

By:	/s/ James H. Ditkoff
James H. Ditkoff, Vice President

ASSIGNEE:
JOSLYN NOVA SCOTIA UNLIMITED LIABILITY COMPANY

By:	/s/ James H. Ditkoff
James H. Ditkoff, President

The undersigned hereby consents to the assignment of the Membership Interests and consents to the admission of the Assignee to the Limited Liability Company. The undersigned further confirms that there are no other consents or approvals necessary to effect this assignment and that the execution, delivery and performance of this assignment and all other agreements and instruments contemplated herein and the consummation of the transaction contemplated hereby will not conflict with or result in a breach or violation of the Certificate, the Operating Agreement, any resolution or any material contract of the Limite. Liability Company.

DANAHER MOTION LLC

By:	/s/ James H. Ditkoff
James H. Ditkoff, Vice President